2008 Sponsorship Agreement- Renewal Sponsor

Exhibit 10.75

SPONSORSHIP AGREEMENT
AGREEMENT SUMMARY

SPONSOR:

	Name:	Rubio’s Fresh Mexican Grill	Phone:	760/602-3611

	Address:	1902 Wright Place, Suite 300

		Carlsbad, CA 92008	E-mail:	***

	Attn:	Lawrence A. Rusinko

SPONSORSHIP BENEFITS:

San Diego Ballpark Funding LLC (“SDBF”) shall provide Sponsor with the following benefits, subject to the terms of the General Provisions attached hereto (the “General Provisions”):

Signage benefits

	o	One Terrace Level fascia sign. The sign is approximately 3’ x 16’. SDBF to pay production costs for installation of new signage. SDBF shall install this sign on or before March 28, 2008.

Promotional benefits

o
Padres Magazine. Sponsor shall be entitled to one (1) full page, four-color advertisement, which advertisement is subject to the prior written approval of SDBF in its reasonable discretion, in each issue of the Padres Magazine published during the regular season of the Term.

Hospitality benefits

	o	Season Tickets. SDBF shall provide Sponsor with season tickets for *** seats located in *** during the regular season of the Term.

TERM:

The term (the “Term”) shall commence on November 1, 2007 and end on October 31, 2008 (unless terminated earlier in accordance with the General Provisions).

ANNUAL PAYMENT:

Sponsor shall pay $*** to SDBF pursuant to the following:

$ *** due on or before April 30, 2008
$ *** due on or before June 30, 2008
$ *** due on or before August 31, 2008

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

Sponsorship Agreement- Renewal Sponsor
Agreement Summary

This Sponsorship Agreement (the “Agreement”) consists of (1) this Agreement Summary (the “Agreement Summary”) and (2) the General Provisions. Sponsor acknowledges and agrees to be bound by the General Provisions, which are hereby incorporated into this Agreement. In the event of a conflict between the terms of this Agreement Summary and the General Provisions, the terms of the General Provisions shall prevail. Any capitalized term used herein and not otherwise defined herein shall have the meaning set forth in the General Provisions.

If the Annual Payment set forth in this Agreement Summary for any year during the Term is more than $500,000, a condition precedent to all obligations herein, except for those obligations contained in certain provisions specified in the General Provisions, shall be the approval of this Agreement by the requisite vote of the holders of the notes issued by SDBF under that certain Note Purchase Agreement dated as of May 15, 2002 (the “Noteholders”). In the event such approval is not obtained by twenty (20) days after the date hereof, SDBF shall give Sponsor prompt written notice thereof, and this Agreement shall be of no further force and effect.

Notwithstanding colloquial descriptions of Sponsor as a “partner,” nothing herein shall be construed as establishing a legal partnership, joint venture or agency relationship between SDBF and Sponsor or between Padres L.P. (the “Padres”) and Sponsor or establishing a joint venture or agency relationship between the parties.

Upon execution by both parties, this Agreement is a binding legal contract.

SAN DIEGO BALLPARK FUNDING LLC	SPONSOR:

Rubio’s Fresh Mexican Grill

By: /s/ James M. Ballweg James M. Ballweg Its: Vice President/Sales Date: 3/21/08	By: /s/ LA Rusinko Lawrence A. Rusinko Its: SVP of Marketing & Product Development Date: 3/18/08

2008 Sponsorship Agreement- Renewal Sponsor

SPONSORSHIP AGREEMENT

GENERAL PROVISIONS

This Sponsorship Agreement (the “Agreement”) consists of (1) the attached Agreement Summary and (2) these General Provisions. In the event of a conflict between the terms of the Agreement Summary and these General Provisions, the terms of these General Provisions shall prevail.

1.
Sponsorship Benefits. During the Term, for and in consideration of the Payments set forth herein, SDBF will furnish to Sponsor Sponsorship Benefits set forth in the Agreement Summary, subject to any limitations and conditions imposed by the Office of the Commissioner of Baseball generally or with respect to specific events such as nationally-televised games, All-Star Games, playoff games and World Series Games, provided, however, that in no event shall SDBF be obligated to furnish Sponsorship Benefits for any period after a default by Sponsor in payment when due of any amount due hereunder. Without the express written permission of SDBF acting in its sole discretion, Sponsor shall not resell, transfer or distribute any of Sponsorship Benefits.

2.
Term. The Term shall commence and end on the dates set forth in the Agreement Summary, unless terminated earlier in accordance with this Agreement, provided, however, that in no event shall the Term extend beyond the term of the Joint Use and Management Agreement by and between the City of San Diego and Padres, L.P. dated as of February 1, 2000.

3.	Payments.

a. In consideration of the Sponsorship Benefits to be furnished by SDBF to Sponsor hereunder, Sponsor shall pay to SDBF the Annual Payments set forth in the Agreement Summary on the dates set forth therein. Any payment due pursuant to this Section that is not received by SDBF within fifteen (15) days after such payment is due shall bear interest from the date the payment was due until paid, at a per annum rate of interest equal to the prime rate of interest as published in the Wall Street Journal, plus five (5) percentage points, or if such interest rate is not permitted by applicable law, at the highest non-usurious interest rate permitted by applicable law. At its sole option, SDBF may terminate this Agreement in the event that a payment required hereunder is not made within fifteen (15) days of the date such payment is due and may exercise all other rights and remedies available to SDBF.

b.
All payments shall be net of any agency fees or commissions that may be payable by Sponsor to its advertising agencies in connection with this Agreement. In addition, all taxes and other charges of any nature (other than federal, state or local income taxes on the income of SDBF) which may be levied, assessed or otherwise imposed in connection with the rights granted under this Agreement by any federal, state or local governmental authority shall be borne by Sponsor and shall not be deducted from the payments due hereunder.

c.	In no event shall Sponsor be permitted to set off any amounts SDBF may owe to Sponsor under this Agreement or otherwise.

d.	Forms of payment accepted are corporate check, cashier's check and wire transfer only.

4.
Approval by Noteholders. If the Annual Payment set forth in the Agreement Summary for any year during the Term is more than $500,000, a condition precedent to all obligations herein, except for those obligations contained in this Section 4 and in Sections 11-26, shall be the approval of this Agreement by the requisite vote of the Noteholders. In the event such approval is not obtained by twenty (20) days after the date hereof, SDBF shall give Sponsor prompt written notice thereof, and this Agreement shall be of no further force and effect.

5.	Responsibility for Materials; Advertising Copy.

a.
SDBF shall be responsible, at its sole cost and expense, for (i) the initial installation, on or before the beginning of the Term, unless otherwise stated in the Agreement Summary, of the advertising copy in or on any signage to be furnished hereunder (the “Signage”), (ii) maintaining the fixed panel structures and (if applicable) the lighting system for the Signage and (iii) furnishing any fan giveaway items to be furnished hereunder (the “Promotional Items”) (subject to any limitations with respect thereto as set forth in the Agreement Summary or agreed to by the parties) and any promotional materials prepared by SDBF with respect to the Promotional Items.

Sponsorship Agreement- Renewal Sponsor
General Provisions

b.
Sponsor shall be responsible, at its sole cost and expense, for (i) the design, production and preparation of all advertising copy and commercial messages to be displayed, published, broadcast or telecast pursuant to this Agreement in accordance with the deadlines established by SDBF, (ii) furnishing to SDBF Sponsor's name, brand names, trademarks, service marks, logos or other identification, for use in or the Promotional Items, promotional materials prepared by SDBF with respect to the Promotional Items, and any advertisements or commercial messages to be furnished hereunder, and (iii) maintaining the advertising copy displayed in or on the Signage in good and attractive order, repair and condition throughout the Term, including the cost of painting or repainting the advertising copy displayed on the Signage to the extent necessary in the reasonable judgment of SDBF.

c.
All advertising copy and commercial messages displayed, published, broadcast or telecast pursuant to this Agreement, and all characteristics thereof (including without limitation design, layout, elevation, configuration, content, size and color), must be approved in advance by SDBF and Major League Baseball.

d.
Sponsor shall have the right to change or modify any advertising copy displayed pursuant to this Agreement, subject to SDBF's right of approval of all proposed changes or modifications (and the timing thereof). Any changes or modifications of advertising copy shall be designed, produced and prepared and, if applicable, erected and installed, at Sponsor’s sole cost and expense. Sponsor agrees to provide SDBF with all proposed changes or modifications of advertising copy at least thirty (30) days prior to the proposed date of display thereof.

6.
Display of Signage. All advertising copy to be displayed on Signage shall be displayed on such Signage (and with respect to Signage designed to be illuminated, illuminated during night events) during all regular-season San Diego Padres baseball games (each, a “Padres Game”) scheduled to be played at the ballpark located on Parcel 1 of Parcel Map No. 18855, in the City of San Diego, County of San Diego, State of California, according to the map thereof filed in the Office of the County Recorder or San Diego County, On December 7, 2001 (the “Ballpark”) and during other events held at the Ballpark, except for the following in the sole and absolute discretion of SDBF: (1) events during which advertising is prohibited by federal, state or local laws or regulations, (2) events with respect to which the display of the Signage is inappropriate (e.g., religious services, political conventions, television or film production or private events with conflicting interests) or impractical (e.g., events at which staging obscures or prevents the display of Signage), and (3) with respect to illumination, events where blackout conditions are required by the nature of the event (e.g., fireworks displays, concerts, and television or film production). The location, size, content and display of all Signage are subject to all applicable laws, including without limitation any applicable sign ordinance, and subject to Major League Baseball (“MLB”) requirements and conditions, whether applicable generally or with respect to specific events such as nationally-televised games, World Baseball Classic games, All-Star Games, playoff games and World Series games and whether applicable to all categories of advertiser or only to certain categories.

7.
Use of Trademarks and Service Marks. Sponsor hereby grants to SDBF a limited license to display Sponsor's name, brand names, trademarks, service marks, logos and other identification in or on the Promotional Items, promotional materials prepared by SDBF with respect to the Promotional Items, and any advertisements or commercial messages to be furnished hereunder. Except as expressly provided herein, neither party shall have the right to use, or obtain an interest in, the name, brand names, trademarks, service marks, logos or other identification of the other party or its affiliates without the other party's prior written consent. All advertising or promotional materials displayed, distributed or otherwise used pursuant to this Agreement in conjunction with the name, logos, trademarks, service marks or other identification of the Padres must be approved in advance by the Padres.

8.	Indemnity; Insurance; and Assumption of the Risk.

a.
SDBF agrees to indemnify, protect, defend, and hold harmless Sponsor, its affiliates, predecessors and successors, owners, agents, partners, officials, employees and representatives (collectively, the "Sponsor Parties") from and against any and all actions, demands, liabilities, losses, claims, damages, costs or expenses, including without limitation court costs and attorneys' fees (collectively, the "Claims"), arising from the negligence or willful misconduct of SDBF or any of its affiliates, predecessors and successors, owners, agents, partners, officials, employees or representatives. In the event that any Claim is brought against any of Sponsor Parties, then, upon receipt of notification of such Claim, SDBF will assume the defense of such Claim and, upon the request of one or more of Sponsor Parties, will permit such party or parties to participate in the defense, such participation to be at such party’s expense. This provision shall survive any cancellation or termination of this Agreement as to activities which occurred while this Agreement was in force.

Sponsorship Agreement- Renewal Sponsor
General Provisions

b.
Sponsor agrees to indemnify, protect, defend, and hold harmless SDBF, the City of San Diego, the Public Facilities Financing Authority and their respective affiliates, predecessors and successors, owners, agents, partners, officials, employees and representatives (collectively, the "Padres Parties") from and against any and all Claims (i) for libel, slander, defamation, invasion of privacy, improper trade practices, illegal competition, infringement of trademark, trade name, copyright, licenses or other proprietary rights, or unfair competition, arising from or alleged to arise from the display, publication, broadcast, telecast or distribution of any advertising copy or commercial message furnished by Sponsor Parties, or any name, brand names, trademarks, service marks, logos or other identification furnished by Sponsor Parties; (ii) arising from any promotion run in connection with this Agreement; and (iii) arising from the negligence or willful misconduct of any of Sponsor Parties. In the event that any Claim is brought against any of the Padres Parties, then, upon receipt of notification of such Claim, Sponsor will assume the defense of such Claim and, upon the request of one or more of the Padres Parties, will permit such party or parties to participate in the defense, such participation to be at such party’s expense. This provision shall survive any cancellation or termination of this Agreement as to activities which occurred while this Agreement was in force.

c.	Sponsor must obtain, and continuously maintain, at its own expense, the following insurance policies:

1.	Workers’ Compensation in compliance with California’s laws, including Employers’ Liability with minimum limits of:

$ *** Each Accident;
$ *** Disease - Each Employee;
$ *** Disease - Policy Limit.

2.
An Insurance Services Office occurrence based Commercial General Liability Insurance Policy, including contractual liability and products/completed operations liability coverage with minimum limits of:

$ *** Each Occurrence;
$ *** General Aggregate;
$ *** Products/Completed Operations Aggregate.

All insurance policies must be issued by an admitted insurance carrier with an A.M. Best rating of A-8 or better. SDBF, Padres LP, the City of San Diego and each of their subsidiary or affiliated companies and its and their directors, officers and employees must be named as Additional Insureds under the Commercial General Liability, Automobile Liability and Umbrella Liability Policies. All of these policies must contain Cross Liability Endorsements, or their equivalent. Further, coverage for the Additional Insureds shall apply on a primary basis irrespective of any other insurance, whether collectible or not. All policies shall be endorsed to provide a Waiver of Subrogation in favor of SDBF. In the event of cancellation, non-renewal or material modification SDBF shall receive thirty (30) days written notice thereof. Sponsor shall provide SDBF with certificates of insurance evidencing compliance with all insurance provisions noted above prior to the commencement of the sponsorship and annually prior to the expiration of each required insurance policy.

9.
Compliance with Rules, Regulations and Policies; Conduct. All use by Sponsor and Sponsor’s invitees of any hospitality benefits granted hereunder shall be subject to the rules, regulations and policies established from time to time by SDBF and/or the Padres and may be revoked in the event of the failure of Sponsor or Sponsor’s invitees to comply with such rules, regulations and policies. At the request of SDBF, Sponsor will enter into SDBF’s standard-form Founders Club Agreements with respect to any Founders Club or premium seating benefits furnished hereunder. With respect to any hospitality benefits granted hereunder, Sponsor and Sponsor’s invitees shall maintain proper decorum, comply with all laws, rules and regulations of all governmental authorities, not suffer or permit the continuation of any use or manner of use of the hospitality benefits in violation of any applicable Founders Club Agreements, not create any nuisance, and not take any action which either diminishes hazard insurance coverage for the Ballpark or increases the premium payable for such insurance. Sponsor and Sponsor’s invitees shall be bound by and observe the terms and conditions upon which any admission tickets are issued or sold.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

Sponsorship Agreement- Renewal Sponsor
General Provisions

10.	Temporary Interruption.

a.
Except as otherwise provided in this Section 10, there shall be no effect on the obligations of SDBF and Sponsor as a result of a temporary failure properly to provide Sponsorship Benefits pursuant to this Agreement. The provisions of subsections (b) through (f) of this Section 10 shall constitute the sole remedy for the inability of SDBF to provide Sponsorship Benefits for any reason other than intentional breach by SDBF.

b.
If any portion of the Signage is not properly displayed (including Signage that is damaged or not properly illuminated) during more than *** Padres Games in a calendar year for any reason whatsoever, whether within or beyond the reasonable control of SDBF or the Padres, including without limitation a work stoppage or temporary unavailability of the Ballpark, SDBF shall have the option, on written notice to Sponsor, (i) to extend the Term beyond its expiration to include the number of events first taking place at the Ballpark after such expiration as may be necessary to make up the number of Padres Games in excess of *** such games during which such Signage was not properly displayed, (ii) to provide substitute sponsorship benefits to Sponsor with a value at least equal to the amount paid for the affected Signage for the Padres Games in excess of *** games during which such Signage was not properly displayed, or (iii) to refund to Sponsor a pro-rata portion of that part of the amount paid by Sponsor for the affected Signage, which shall be calculated by multiplying such part of the amount paid for the affected Signage by a fraction, the numerator of which shall be the number of Padres Games during which such Signage was not properly displayed minus *** , and the denominator of which shall be eighty-one (81). All refunds shall be paid within thirty (30) days after the end of the calendar year to which such refund applies.

c.
If a giveaway or promotional event scheduled to be conducted pursuant to this Agreement is not conducted for any reason whatsoever, whether within or beyond the reasonable control of SDBF or the Padres, including without limitation a work stoppage or temporary unavailability of the Ballpark, SDBF shall have the option, on written notice to Sponsor, (i) to reschedule such giveaway or promotional event on a date satisfactory to Sponsor during the season in which the promotional event was scheduled or, if no such date is available, during the succeeding season, (ii) to provide substitute sponsorship benefits to Sponsor with a value at least equal to the amount paid by Sponsor for the missed giveaway or promotional event, or (iii) to refund to Sponsor the amount paid by Sponsor for the missed giveaway or promotional event. All refunds shall be paid within thirty (30) days after the end of the calendar year to which such refund applies.

d.
If a promotional program is scheduled to take place pursuant to this Agreement over more than *** Padres Games during a calendar year, and more than *** of the Padres Games in a calendar year that are part of such promotional program are not played for any reason whatsoever, whether within or beyond the reasonable control of SDBF or the Padres, including without limitation a work stoppage or temporary unavailability of the Ballpark, SDBF shall have the option, on written notice to Sponsor, (i) to extend the promotional program to make up for the number of Padres Games in excess of *** such games which were not played, either in the season during which the promotional program was scheduled to take place or in the succeeding season, (ii) to provide substitute sponsorship benefits to Sponsor with a value at least equal to the amount paid by Sponsor for that portion of the promotional program missed in excess of *** games, or (iii) to refund to Sponsor a pro-rata portion of the amount paid for such promotional program, which shall be calculated by multiplying the amount paid by Sponsor by a fraction, the numerator of which shall be the number of Padres Games not played minus *** , and the denominator of which shall be the number of Padres Games that are part of the promotional program for such calendar year. All refunds shall be paid within thirty (30) days after the end of the calendar year to which such refund applies.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

Sponsorship Agreement- Renewal Sponsor
General Provisions

e.
If advertising scheduled to be published, broadcast, telecast or displayed pursuant to this Agreement is not published, broadcast, telecast or displayed for any reason whatsoever, whether within or beyond the reasonable control of SDBF or the Padres, including without limitation a work stoppage or temporary unavailability of the Ballpark, SDBF shall have the option, on written notice to Sponsor, (i) to provide Sponsor with the missed advertising in alternate magazine issues or broadcast availabilities or, for advertising scheduled to be displayed during Padres Games, in alternate Padres Games, (ii) to provide substitute sponsorship benefits to Sponsor with a value at least equal to the amount paid by Sponsor for the advertising missed, or (iii) to refund to Sponsor a pro-rata portion of the amount paid by Sponsor for the advertising, which shall be calculated by multiplying the amount paid by a fraction, the numerator of which shall be the number of such missed messages, and the denominator of which shall be the number of messages which Sponsor was to receive.

f.	In no event shall the aggregate amount of remediation pursuant to subsections (b) through (e) of this Section for any calendar year exceed the Annual Payment made by Sponsor for such calendar year.

11.
Limitation on Damages. The parties agree that neither party shall be liable for, and in no event whatsoever shall damages or other award based on this Agreement or the performance or failure to perform any provision hereof include, any recovery for loss-of-profits, loss-of-business, special, indirect, consequential or punitive damages.

12.
Default. If (i) Sponsor fails to pay any amounts within fifteen (15) days of the date such payment is due pursuant to this Agreement, (ii) Sponsor otherwise defaults in the performance or observance of Sponsor’s duties and obligations under this Agreement and fails to cure such default within fifteen (15) days after notice thereof by SDBF, or (iii) Sponsor makes an assignment of substantially all of its assets for the benefit of creditors, is adjudicated bankrupt, files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under Title 11 of the United States Code or any successor or other federal or state insolvency law (“Bankruptcy Law”), has filed against it an involuntary petition in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, which petition is not discharged within thirty (30) days, or applies for or permits the appointment of a receiver or trustee for its assets, SDBF may, at its option, with or without notice or demand, (x) terminate the rights of Sponsor under this Agreement, whereupon SDBF shall have no further obligation of any kind to Sponsor, and Sponsor shall have no right to recovery or offset of any amounts previously paid to SDBF under this Agreement, and (y) exercise all other rights and remedies available to SDBF. Any notice required to be given hereunder shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law.

13.
No Legal Partnership. Notwithstanding colloquial descriptions of Sponsor as a “partner,” nothing herein shall be construed as establishing a legal partnership, joint venture or agency relationship between SDBF and Sponsor or between the Padres and Sponsor. Neither SDBF nor the Padres has authority to bind or act in any respect on behalf of Sponsor, and Sponsor does not have authority to bind or act in any respect on behalf of SDBF or the Padres.

14.
Exclusivity. No marketing exclusivity in any category or with respect to any competitors of Sponsor is conferred or implied by this Agreement except to the extent explicitly set forth in the Agreement Summary. Any marketing exclusivity set forth in the Agreement Summary shall not preclude or prevent (a) signage, advertising and promotional arrangements made by the Office of the Commissioner of Baseball with respect to nationally-televised games, All-Star Games, World Baseball Classic games, playoff games and World Series games, (b) licensing arrangements made by Major League Baseball Properties, Inc. with respect to such category, (c) advertising with respect to such category in game programs, yearbooks, scorecards and similar publications which are sold on the day of an event other than Padres home games, (d) the display before, during and after an event of displays, temporary in nature, erected by an event sponsor, promoter, broadcaster or participant, even though such display may constitute advertising with respect to such category, (e) promotional messages displayed on a scoreboard or video board which give the name of the sponsor of Ballpark day-of-event promotions at events other than Padres home games or promote sale of event-day programs (including identifying program sponsors), even though such messages may identify companies in such category and (f) promotional messages displayed on a scoreboard or video board that recognize groups in attendance and make similar incidental references, even though such messages may identify companies in such category.

Sponsorship Agreement- Renewal Sponsor
General Provisions

15.
Compliance with Laws. This Agreement shall be subject to all federal, state and local laws, regulations and ordinances, either presently in existence or as may be enacted, made or enforced after the effective date of this Agreement, including the regulations and actions of all governmental agencies or commissions.

16.
Subservience. Notwithstanding any other provision of this Agreement, this Agreement and any rights or exclusivities granted by SDBF hereunder shall in all respects be subordinate to each of the following, as may be amended from time to time (collectively, “MLB Documents”): (i) any present or future agreements entered into by, or on behalf of, any of the MLB entities or affiliates, or the member Clubs acting collectively, including, without limitation, agreements entered into pursuant to the Major League Constitution, the American and National League Constitutions, the Professional Baseball Agreement, the Major League Rules, the Interactive Media Rights Agreement, and each agency agreement and operating guidelines among the MLB Clubs and an MLB entity, or (ii) the present and future mandates, rules, regulations, policies, bulletins or directives issued or adopted by the Commissioner or the MLB entities. The issuance, entering into, amendment, or implementation of any of the MLB Documents shall be at no cost or liability to any MLB entity or affiliate or to any individual or entity related thereto. The territory within which Sponsor is granted rights is limited to, and nothing herein shall be construed as conferring on Sponsor rights in areas outside of, the Home Television Territory of the Padres, as established and amended from time to time. No rights, exclusivities or obligations involving the Internet or any interactive or on-line media (as defined by the MLB entities) are conferred by this Agreement, except as are specifically approved in writing by the applicable MLB entity.

17.
Integration. This Agreement is the final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreement of any kind. All exhibits hereto are incorporated herein by reference.

18.
Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be severed from this Agreement. The validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

19.
Sophistication of Parties. Each party to this Agreement represents that it is a sophisticated commercial party capable of understanding all of the terms of this Agreement, that it has had an opportunity to review this Agreement with its counsel, and that it enters this Agreement with full knowledge of the terms of the Agreement.

20.
No Waiver. No delay of or omission in the exercise of any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of any future exercise of any right, power or remedy.

21.
Notices. All notices, demands, consents and approvals that may or are required to be given by any party to another hereunder shall be in writing and shall be deemed to have been fully given by personal delivery or when deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified, if to Sponsor, at the address specified on the Agreement Summary, and if to SDBF, at PETCO Park, 100 Park Blvd, San Diego, CA 92101, Attn: General Counsel, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days’ notice to the notifying party.

22.
Consent to Assignment. Sponsor hereby acknowledges and irrevocably consents to (a) the assignment of this Agreement by SDBF to the Bank of New York Trust Company of Florida, N.A., as collateral trustee (the “Collateral Trustee”) under the Trust and Security Agreement, dated as of May 15, 2002, among SDBF, the Padres and the Collateral Trustee, and (b) the grant by SDBF to the Collateral Trustee of a security interest in this Agreement and all monies payable or distributable under this Agreement, subject to the terms of the Trust and Security Agreement. Sponsor shall not claim prevention of or interference with performance of Sponsor’s obligations pursuant to this Agreement or the suspension or termination of Sponsor’s obligations under this Agreement as the result of any default under this Agreement, without first giving a copy of any notice of default or termination to the Collateral Trustee and providing the Collateral Trustee with the opportunity to cure any such default within one hundred twenty (120) days after the date of such notice. Such notice shall be in writing and shall be deemed to have been given (i) when presented personally, (ii) when delivered by private overnight courier service (e.g., Federal Express), delivery charges and fees prepaid, or (iii) when received, if deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to the Collateral Trustee at the address indicated below (or such other address as the Collateral Trustee may have specified by written notice delivered in accordance herewith):

Sponsorship Agreement- Renewal Sponsor
General Provisions

The Bank of New York Trust Company of Florida, N.A.
10161 Centurion Parkway
Jacksonville, FL 32256
Attention: Corporate Trust Department

Sponsor shall not enter into or consent to any supplement, amendment or other modification of this Agreement that affects the rights of the Collateral Trustee under this Section without the prior written consent of the Collateral Trustee.

23.
Assignment.  Except as provided in Section 22, no party shall assign this Agreement without the prior written approval of the other party, provided, however, that without obtaining such prior written approval, (a) SDBF may assign this Agreement to a transferee of the Padres’ MLB franchise or to an affiliate of the Padres, and (b) Sponsor may assign this Agreement to an affiliate of Sponsor, provided that Sponsor shall continue to be obligated to SDBF for performance of Sponsor’s obligations hereunder.

24.
Jurisdiction, Venue and Service of Process.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA, COUNTY OF SAN DIEGO OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF CALIFORNIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

25.
Facsimile Signatures and Counterparts. The parties agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission. Such facsimile signature shall be treated in all respects as having the same effect as an original signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

26.	Amendments. Except as otherwise provided herein, all amendments to this Agreement shall be in writing and executed by both parties.

27.	Governing Law. This Agreement shall be interpreted and enforced according to the laws of the State of California without regard to principles of conflict of laws.